Exhibit 5.2

October 22, 2010

The Reader’s Digest Association, Inc.

750 Third Avenue

New York, New York 10017

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to RDA Sub Co., an Iowa corporation (the “Iowa Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of The Reader’s Digest Association, Inc. a Delaware corporation (the “Company”) and the RDA Holding Co., a Delaware corporation, (“Holdings”) and the subsidiaries of the Company (collectively, the “Subsidiary Guarantors,” and together with Holdings, the “Guarantors” listed on Schedule I hereto), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”).  The Registration Statement relates to the registration under the Act of the Company’s $525,000,000 aggregate principal amount of Floating Rate Senior Secured Notes due 2017 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding Floating Rate Senior Secured Notes due 2017 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors.  The Exchange Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture, dated as of February 11, 2010, among the Company, RD Escrow Corporation, a Delaware corporation, the Guarantors, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB, as collateral agent, as supplemented by the First Supplemental Indenture, dated as of July 27, 2010 (as so supplemented, the “Indenture”).

John D. Shors

Stephen W. Roberts

William R. King

Robert F. Holz, Jr.

Robert A. Gamble

Michael G. Kulik

Frank J. Carroll

Bruce I. Campbell

Jonathan C. Wilson

Steven L. Nelson

David B. VanSickel

Gene R. La Suer

Deborah M. Tharnish

Kent A. Herink

Robert J. Douglas, Jr.

Mark D. Walz

Gary M. Myers

Stanley J. Thompson

David M. Erickson

Lori Torgerson Chesser

Jo Ellen Whitney

Becky S. Knutson

Julie Johnson McLean

Beverly Evans

Margaret Van Houten

Thomas E. Stanberry

Christopher P. Jannes

Sharon K. Malheiro

Kris Holub Tilley

William A. Boatwright

Thomas J. Houser

Kendall R. Watkins

Scott M. Brennan

William E. Hanigan

Debra Rectenbaugh Pettit

Matthew E. Laughlin

Judith R. Lynn Böes

William P. Kelly

Susan J. Freed

Jason M. Ross

Jason M. Stone

Amy M. Landwehr

John C. Pietila

Emily E. Harris

B. J. Miller

Jodie Clark McDougal

Jeffrey D. Ewoldt

John S. Long

Tara Z. Hall

Charles N. Wittmack

Courtney Strutt Todd

Kelly A. Deters

Nichole Miras Mordini

Krystle L. Campa

Sarah K. Franklin

Victoria P. Nwasike

M. Michelle Lickteig

Christopher E. James

Robert W. Dixon

Mark D. Wickham

Christopher S. Talcott

Samuel P. Langholz

Elizabeth R. Meyer

Michele L. Warnock

Intellectual Property

Kent A. Herink

Emily E. Harris

Of Counsel

Jeffrey A. Baker

Donald J. Brown

Denise R. Claton

C. Carleton Frederici

A. J. Greffenius

Dennis D. Jerde

William J. Koehn

Stephen M. Morain

Joseph M. Pawlosky

Richard E. Ramsay

Thomas E. Salsbery

Neal Smith

William D. Thomas

A. Arthur Davis

1928-1997

#1905145

DAVIS BROWN KOEHN SHORS & ROBERTS P.C.

	THE DAVIS BROWN TOWER	THE HIGHLAND BUILDING
PHONE 515.288.2500 FIRM FAX 515.243.0654 WEB WWW.DAVISBROWNLAW.COM	215 10th STREET, STE. 1300	4201 WESTOWN PKWY, STE. 300
	DES MOINES, IA 50309	WEST DES MOINES, IA 50266

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

A.            the Registration Statement;

B.            the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.1 to the Registration Statement; and

C.            the Registration Rights Agreement, dated as of February 11, 2010 (the “Registration Rights Agreement), by and among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 4.3 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Iowa Guarantor that we have considered appropriate, including a copies of the articles incorporation, as amended, and the by-laws, as amended, of the Iowa Guarantor, certified by the Iowa Guarantor as in effect on the date of this letter (collectively, the “Organizational Documents”), and copies of resolutions of the board of directors of the Iowa Guarantor relating to the issuance of its Guarantee, certified by the Iowa Guarantor and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.  We have also relied upon the factual matters contained in the representations and warranties of the Iowa Guarantor made in the Documents and upon certificates of the officers of the Iowa Guarantor and a Certificate of Existence for the Guarantor issued by the Secretary of State of the State of Iowa dated October 20, 2010 (the “Certificate of Existence”).

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based on the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion that:

1.             Based solely on the Certificate of Existence, the Iowa Guarantor is a corporation validly existing and in active status under the laws of the State of Iowa.

2.             The Iowa Guarantor has the necessary corporate power to execute, deliver and perform its obligations under the Indenture (including the Guarantee of the Iowa Guarantor evidenced thereby).

3.             The execution and delivery of the Indenture (including the Guarantee of the Iowa Guarantor evidenced thereby) by or on behalf of the Iowa Guarantor, and the performance by the Iowa Guarantor of its obligations thereunder, have been duly and validly authorized by all necessary corporate action by or on behalf of the Iowa Guarantor; and the Indenture (including the Guarantee of the Iowa Guarantor evidenced thereby) has been duly executed and delivered by the Iowa Guarantor.

4.             The execution and delivery of, and the performance of the obligations under, the Indenture (including the Guarantee of the Iowa Guarantor evidenced thereby) will not violate the Organizational Documents of the Iowa Guarantor or any Iowa law, rule or regulation customarily applicable to the Iowa Guarantor and the transactions contemplated by the Indenture.

5.             No authorization, consent, approval, or other action by, or filing with, any Iowa court or governmental authority having jurisdiction over the Iowa Guarantor is required under any Iowa law, rule or regulation customarily applicable to the Iowa Guarantor and the transactions contemplated by the Indenture in connection with the execution and delivery by the Iowa Guarantor of the Indenture (including the Guarantee of the Iowa Guarantor evidenced thereby); except we express no opinion as to the securities laws of the State of Iowa.

We express no opinion as to the laws of any jurisdiction other than the laws of Iowa.  The opinions expressed above concern only the effect of the laws (excluding the principles of conflict of laws) of Iowa as currently in effect.  We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

We express no opinion in connection with the Documents or the transactions contemplated by the Documents other than those opinions set forth in the paragraphs numbered 1-5 above, and no opinion may be implied or inferred beyond the opinions expressly set forth herein.  This letter constitutes our opinion only and shall not be deemed a guaranty that a trier of fact would reach the same conclusion about matters about which we have opined herein.

We consent to the reliance on this opinion letter by Paul, Weiss, Rifkind, Wharton & Garrison LLP for purposes of their opinion letter to the Company dated as of the date hereof, but for no other purpose.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

DAVIS, BROWN, KOEHN, SHORS & ROBERTS, P.C.

/s/ Davis, Brown, Koehn, Shors & Roberts, P.C.